SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

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☒ Definitive Information Statement

SAEXPLORATION HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAEXPLORATION HOLDINGS, INC.
3333 8th Street SE, 3rd Floor
Calgary, Alberta T2G 3A4

NOTICE OF STOCKHOLDER ACTIONS BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF SAEXPLORATION HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN, that SAExploration Holdings, Inc., formerly named Trio Merger Corp., has obtained approvals from the holders of a majority of our outstanding common stock as follows:

•	by a written consent of stockholders in lieu of special meeting dated August 19, 2013, approval of the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, which provides for grants of stock awards to our non-employee directors; and

•	by written consents of stockholders in lieu of special meetings dated June 24, 2013, August 19, 2013 and October 9, 2013, approval of the conversion of amended and restated convertible promissory notes in the aggregate principal amount of $500,000, issued by us on June 24, 2013, and further amended and restated on August 13, 2013 and October 9, 2013, to Eric S. Rosenfeld and David D. Sgro, two of our directors and founding stockholders, into warrants to purchase 1,000,000 shares of our common stock, in lieu of repayment of the promissory notes, and the subsequent exchange of such warrants in the warrant exchange described in this Information Statement, as an equity compensation arrangement under the rules of The NASDAQ Stock Market LLC.

These actions taken by written consent will become effective 20 calendar days following the date this Notice and the Information Statement included with it are mailed to our stockholders.

As these matters have been duly authorized and approved by the written consent of the holders of a majority of our common stock, your vote or consent is not requested or required to approve these matters. This Notice and the Information Statement are provided solely for your information, under Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including Regulation 14C, and serve as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of stockholders.

No Action is Required on Your Part.
We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

By Order of the Board of Directors

/s/Brent Whiteley

Brent Whiteley
Secretary

This Notice and the Information Statement are dated October 10, 2013, and are first being mailed to our stockholders on or about October 12, 2013.

INFORMATION STATEMENT

Annex A —	SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan	A-1
Annex B —	Form of Amended and Restated Convertible Promissory Notes issued to
	Eric S. Rosenfeld and David D. Sgro	B-1

ABOUT THIS INFORMATION STATEMENT

We are sending this Information Statement solely for purposes of informing our stockholders of actions taken by less than unanimous written consent of our stockholders in lieu of a special meeting of stockholders.

NO ACTION IS REQUIRED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Unless the context requires otherwise, in this Information Statement, we use the terms “our company,” “we,” “us,” “our,” and similar references to refer to SAExploration Holdings, Inc., a Delaware corporation formerly named Trio Merger Corp., and its subsidiaries.

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SUMMARY

Our Company

We were incorporated in Delaware on February 2, 2011, under the name Trio Merger Corp. as a blank check company in order to serve as a vehicle for the acquisition of a target business. On June 24, 2013, we completed a business combination in which the entity formerly known as SAExploration Holdings, Inc. (“Former SAE”) merged with and into our wholly-owned subsidiary Trio Merger Sub, Inc. (“Merger Sub”), with Merger Sub surviving (the “Merger”), pursuant to an Agreement and Plan of Reorganization dated as of December 10, 2012, as amended on May 23, 2013, among Merger Sub, Former SAE, CLCH, LLC and us (the “Merger Agreement”). Following the Merger, we changed our name from Trio Merger Corp. to SAExploration Holdings, Inc., and Merger Sub changed its name to SAExploration Sub, Inc.

Following the Merger, we, through Merger Sub and its wholly-owned subsidiaries, are a geophysical services company offering a full range of seismic data acquisition services related to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones between land and water, and in shallow water.

Our common stock is listed on the Nasdaq Global Market under the symbol “SAEX,” and our warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “SAEXW.”

Contact Information

Our principal executive offices are located at 3333 8th Street SE, 3rd Floor, Calgary, Alberta, Canada T2G 3A4, and our telephone number is (403) 776-1950. Our website address is www.saexploration.com. Information contained on our website is not part of this Information Statement and is not incorporated in this Information Statement by reference.

Stockholder Actions by Written Consent

The holders of a majority of our issued and outstanding common stock, par value $0.0001, have taken the following actions:

•	by a written consent of stockholders in lieu of special meeting dated August 19, 2013, approval of the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, which provides for grants of stock awards to our non-employee directors (the “Non-Employee Director Plan”); and

•	by written consents of stockholders in lieu of special meetings dated June 24, 2013, August 19, 2013 and October 9, 2013, approval of the conversion of amended and restated convertible promissory notes in the aggregate principal amount of $500,000, issued by us on June 24, 2013, and further amended and restated on August 13, 2013 and October 9, 2013, to Eric S. Rosenfeld and David D. Sgro, two of our directors and founding stockholders (as amended, the “Notes”), into warrants to purchase 1,000,000 shares of our common stock, in lieu of repayment of the promissory notes, and the subsequent exchange of such warrants in the warrant exchange described in this Information Statement (the “Note Conversion”), as an equity compensation arrangement under the rules of The NASDAQ Stock Market LLC (“Nasdaq”).

Pursuant to Nasdaq Listing Rule 5635(c), approval of our stockholders is required to establish an equity compensation plan or other equity compensation arrangement pursuant to which our stock may be acquired by our directors. The Non-Employee Director Plan provides for the issuance of stock awards to our non-employee directors as compensation for their service on our board, and Nasdaq has determined that the Note Conversion constitutes an equity compensation arrangement for Messrs. Rosenfeld and Sgro. Accordingly, the stockholder approvals obtained by written consent were obtained to satisfy the Nasdaq rule requirements.

Our Second Amended and Restated Certificate of Incorporation provides that the holders of our common stock exclusively possess all of the voting power of us and each share of common stock has one vote. Under the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Bylaws, stockholder approval of the Non-Employee Director Plan and the Note Conversion may be obtained, without a meeting of stockholders, by the written consent of the stockholders representing a majority of the voting power of our outstanding shares of common stock.

As of August 19, 2013, the date of the written consent of stockholders approving the Non-Employee Director Plan, and June 24, 2013, August 19, 2013 and October 9, 2013, the dates of the written consents of stockholders approving the Note Conversion, we had 13,402,664 shares of common stock outstanding and entitled to vote and no outstanding preferred stock. The written consents were each executed by the holders of 6,772,064 shares of common stock (directly and through voting proxies), representing a majority of the shares entitled to vote. Accordingly, the written consents were executed by stockholders holding sufficient voting power to approve the actions contemplated thereby and no further stockholder action is required.

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Effectiveness of Stockholder Action

This Information Statement is first being mailed to our stockholders on or about October 12, 2013. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is mailed or given to our stockholders.

The Non-Employee Director Plan

The Non-Employee Director Plan provides for discretionary grants of awards of common stock to our independent non-employee directors, as determined by our board of directors from time to time. The awards may take the form of unrestricted or restricted shares of our common stock or options to purchase shares of our common stock.

We have reserved 400,000 shares of our common stock for issuance under the Non-Employee Director Plan.

The Notes

Eric S. Rosenfeld and David D. Sgro, who are directors and founding stockholders of our company, hold Notes in the aggregate principal amounts of $300,000 and $200,000, respectively. Each Note matures on December 31, 2013. The principal balance of the Notes may be converted, at the holder’s option, to warrants at a price of $0.50 per warrant, or up to an aggregate of 1,000,000 warrants (the “Convertible Debt Warrants”), upon the effectiveness of stockholder approval of the conversion. Each Convertible Debt Warrant will be exercisable for one share of our common stock at a cash exercise price of $12.00, or on a “cashless basis” at the holder’s option. We may not redeem the Convertible Debt Warrants as long as they are held by Messrs. Rosenfeld and Sgro or their respective affiliates. The Convertible Debt Warrants will expire on June 24, 2016. Messrs. Rosenfeld and Sgro intend to exchange the Convertible Debt Warrants in the warrant exchange described in this Information Statement in the section entitled “Approval of Note Conversion– Interests of Our Directors and Officers” beginning on page 16 (the “Warrant Exchange”). Nasdaq has determined that the Note Conversion constitutes an equity compensation arrangement for Messrs. Rosenfeld and Sgro.

Notice Only; No Approval Required

We are not seeking consent, authorizations or proxies from you. Pursuant to Section 2.7 of our Amended and Restated Bylaws and Section 228(e) of the DGCL, we are required to provide prompt notice of the taking of corporate action by less than unanimous written consent of our stockholders to those of our stockholders who did not consent in writing to such action. This Information Statement serves as such notice. No action is required on your part.

Absence of Dissenters’ Rights

Our stockholders do not have any appraisal or dissenters' rights under applicable law in connection with the stockholder actions described in this Information Statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the federal securities laws, with respect to our financial condition, results of operations, cash flows and business, and our expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from our expectations are discussed below. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Factors that could cause actual results to vary materially from our expectations include the following:

•	fluctuations in the levels of exploration and development activity in the oil and gas industry;

•	substantial international business exposing us to currency fluctuations and global factors, including economic, political and military uncertainties;

•	intense industry competition;

•	need to manage rapid growth;

•	delays, reductions or cancellations of service contracts;

•	operational disruptions due to seasonality and other external factors;

•	crew productivity;

•	whether we enter into turnkey or term contracts;

•	limited number of customers;

•	credit risk related to our customers;

•	high fixed costs of operations;

•	the availability of capital resources;

•	ability to retain key executives; and

•	need to comply with diverse and complex laws and regulations.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) for specific risks which would cause actual results to be significantly different from those expressed or implied by any of our forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Information Statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this Information Statement are cautioned not to place undue reliance on the forward-looking statements.

For additional information about factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please see the reports that we have filed with the SEC as described in this Information Statement in the section entitled “Where You Can Find Additional Information” on page 21.

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APPROVAL OF THE SAEXPLORATION HOLDINGS, INC.
2013 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

Approval of Non-Employee Director Plan

On August 13, 2013, our board of directors approved, effective upon stockholder approval, the Non-Employee Director Plan. The Non-Employee Director Plan is intended to provide incentives to attract, retain and motivate highly competent persons as our non-employee directors and to assist in further aligning the interests of our non-employee directors with those of our other stockholders by providing the non-employee directors with opportunities to acquire shares of our common stock.

Pursuant to Nasdaq Listing Rule 5635(c), approval of our stockholders is required to establish an equity compensation plan or other equity compensation arrangement pursuant to which our stock may be acquired by our directors. Under the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, stockholder approval may be obtained, without a meeting of our stockholders, by the written consent of the stockholders representing a majority of the voting power of our outstanding shares of common stock. Accordingly, approval of the Non-Employee Director Plan was achieved by written consent of the holders of 6,772,064 shares of our common stock (directly and through voting proxies), representing a majority of the shares entitled to vote, on August 19, 2013. Stockholder approval of the Non-Employee Director Plan will become effective 20 calendar days following the date this Information Statement is mailed to our stockholders.

The following summary describes the material features of the Non-Employee Director Plan but is not intended to be complete, and therefore, is qualified in its entirety by the Non-Employee Director Plan, a copy of which is attached to this Information Statement as Annex A.

Description of the Non-Employee Director Plan

Eligibility for Participation

Each member of our board of directors who is not an employee of our company or any of our subsidiaries, referred to as a “non-employee director,” is eligible to receive awards under the Non-Employee Director Plan. We currently have five non-employee directors, who are Messrs. Eric S. Rosenfeld, David D. Sgro, Gary Dalton, Arnold Wong and Gregory R. Monahan.

Shares Available

The maximum number of shares of common stock that may be issued pursuant to awards granted under the Non-Employee Director Plan is 400,000 shares of common stock, which may be authorized and unissued shares or treasury shares. Any shares that are the subject of restricted stock awards or stock options granted under the Non-Employee Director Plan, whether or not such awards are forfeited, cancelled, or expire, will be considered delivered for the purposes of determining the maximum number of shares of common stock available under the Non-Employee Director Plan. If any stock option is exercised by tendering shares of common stock to us as full or partial payment in connection with the exercise of a stock option under the Non-Employee Director Plan, the number of shares issued and the number of shares tendered will be deemed delivered for purposes of determining the maximum number of share of common stock available for delivery under the Non-Employee Director Plan.

Administration

The Non-Employee Director Plan will be administered by our board of directors or a committee of the board consisting of at least two non-employee members. References to our board of directors in this summary include references to any such committee. Our board of directors may establish such rules and regulations as it deems necessary for the proper administration of the Non-Employee Director Plan. Our board of directors has the authority to make all decisions and determinations relating to the operation of the Non-Employee Director Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the time or times when awards will be granted and will vest;

•	establish the terms and conditions upon which awards may be exercised or settled; and

•	determine the conditions under which unvested awards may be accelerated or forfeited.

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Award Agreements

The terms and conditions of each award made under the Non-Employee Director Plan will be outlined in a written award agreement between the non-employee director and us.

Types of Awards

The Non-Employee Director Plan provides for grants of restricted stock awards and stock options.

Restricted Stock

Our board of directors may grant restricted shares of common stock to our non-employee directors in such amounts, and subject to such terms and conditions as our board of directors determines in its discretion. Awards of restricted shares of common stock may be made in exchange for services or other lawful consideration and may or may not be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. Any conditions to vesting and performance criteria may be waived in the event of a change in control of us, or the holder’s death or disability. Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by our board of directors, any recipient of an award of restricted stock will have all the rights of a stockholder of our company, including the right to vote the shares and receive any dividends paid with respect to those shares. Except as otherwise provided in the applicable award agreement, if an award of restricted stock is subject to any conditions or restrictions, any dividends or other distributions paid with respect to such stock will be subject to the same conditions and restrictions, including forfeiture conditions.

Stock Options

Our board of directors may from time to time award stock options to our non-employee directors. Stock options give the holder the right to purchase shares of our common stock within a specified time at a specified price. As specified in the applicable award agreement, awards of stock options may be subject to vesting conditions, may provide for accelerated exercisability in the event of the optionee’s death or disability, or upon other events. Each stock option shall terminate if not exercised within ten years from the date of grant, unless earlier terminated or otherwise provided in the applicable award agreement. Prior to the issuance of shares of our common stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

The exercise price per share of each stock option granted will equal the fair market value of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of our board of directors, by the delivery of shares of common stock then owned by the non-employee director, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods. Our board of directors may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Non-Employee Director Plan. In determining which methods a non-employee director may utilize to pay the exercise price, our board of directors may consider such factors as it determines are appropriate.

If a non-employee director ceases to serve as our director or ceases to serve as a member of a committee of our board (except in the case of accelerated vesting of stock options upon a non-employee director’s death or disability or a Change in Control), unless otherwise provided in the applicable award agreement, any outstanding unvested stock option previously granted under the Non-Employee Director Plan will terminate and become null and void. Any outstanding vested stock options that have not been exercised may, subject to certain exceptions, be exercised:

•	within three months after the date of termination of service as a director in the case of termination by reason of our failure to nominate such director for re-election, or failure of such director to be re-elected by stockholders after our nomination; or

•	within one year in the case of termination of service as a director by reason of death or disability.

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Unless otherwise provided in the applicable award agreement, stock options held by a non-employee director that have a remaining term of less than one year on the date of the non-employee director’s death will automatically be extended to the first anniversary of the date of death; however, the term of any option cannot exceed 10 years from the date of its grant.

Adjustments and Change in Control

The Non-Employee Director Plan contains provisions for equitable adjustment of stock options and stock awards (including any unvested stock award) in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in our capital structure or distribution (other than normal cash dividends) to our stockholders. In addition, under any such circumstances our board of directors has the authority to adjust, in an equitable manner, the number and kind of shares of common stock that may be issued under the Non-Employee Director Plan, the number and kind of stock options and restricted stock awards that may be granted under the Non-Employee Director Plan, and the exercise price applicable to any outstanding stock options.

If there is a Change in Control (as defined in the Non-Employee Director Plan), all outstanding restricted stock awards (including all unvested stock awards) will immediately vest and all outstanding stock options will immediately become exercisable. In the event of a Change in Control, our board of directors, in its discretion, may terminate each outstanding stock option, and each option holder will have the right to receive the excess of the fair market value of shares of common stock subject to his or her stock options over its exercise price, payable in cash or other property as determined by our board.

Nontransferability

Shares of restricted stock awarded under the Non-Employee Director Plan will generally be non-transferrable during any restriction period. The Non-Employee Director Plan provides that stock options may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of our board of directors, a stock option may be transferred solely to the non-employee director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the stock option.

Other Provisions

Any award granted under the Non-Employee Director Plan also may be subject to such other provisions as our board of directors determines appropriate.

Amendments

Our board of directors may amend the Non-Employee Director Plan from time to time or suspend or terminate the Non-Employee Director Plan at any time. No amendment will have a material adverse effect on an outstanding restricted stock award or stock option without the consent of the holder, and no amendment of the Non-Employee Director Plan may be effected without approval of our stockholders if required by applicable law or by any listing agreement to which we are a party with a national securities exchange or other market system.

Duration

The Non-Employee Director Plan will be effective as of the effective date of stockholder approval thereof, which will be 20 calendar days following the date this Information Statement is mailed to our stockholders. The Non-Employee Director Plan will continue in effect until no further awards may be granted thereunder.

Federal Income Tax Consequences

The statements in the following paragraphs of the principal U.S. federal income tax consequences of awards under the Non-Employee Director Plan are based on statutory authority and judicial and administrative interpretations as of the date of this Information Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The law is technical and complex, and the discussion below represents only a general summary. The following is not considered as tax advice to any persons who may be participants in the Non-Employee Director Plan and any such persons are advised to consult their own tax counsel.

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Restricted Stock Awards

Non-employee directors generally will recognize ordinary income for stock awards at the time the shares of common stock that are the subject of the award vest, in an amount equal to the shares’ fair market value at such time. If the non-employee director makes a written election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and files such election with the Internal Revenue Service within 30 days after the date of the grant of the restricted stock (a “Section 83(b) Election”), however, he or she will recognize ordinary income as of the date of the award, in an amount equal to the fair market value of the shares of common stock as of that date. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the director, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the “golden parachute” limitations of Section 280G of the Code do not apply.

Stock Options

Stock options granted under the Non-Employee Director Plan will be options that do not qualify as “incentive stock options” under Section 422(b) of the Code. A non-employee director who receives a stock option will not recognize any taxable income upon grant. The non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (the “Deferral Period”). Absent a Section 83(b) Election, recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A non-employee director’s tax basis in the shares of common stock received upon exercise of a stock option will be equal to the amount of cash paid on exercise, plus the amount of ordinary income recognized by such non-employee director as a result of the exercise of the stock option. The holding period for the shares of common stock received would begin on the date of exercise of the option or, if the shares are subject to a Deferral Period, on the date as of which the Deferral Period has ended.

We generally will be allowed a federal income tax deduction in an amount equal to the ordinary income included by the non-employee director for his or her stock option, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply. If a non-employee director exercises a stock option by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an incentive stock option that are delivered prior to the expiration of the holding periods specified in Section 422(a) of the Code, the non-employee director will not recognize gain or loss for the exchange of such shares, even if their then fair market value is different from the non-employee director’s tax basis. The non-employee director, however, will be taxed as described above for the exercise of the stock option as if he or she had paid the exercise price in cash, and we will generally be entitled to an equivalent tax deduction.

Our board of directors may permit a non-employee director to transfer a stock option to a member or members of the non-employee director’s immediate family (or to a trust for the benefit of such persons) or other entity owned by such persons, under certain limited circumstances. The transfer of the stock option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the stock option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the stock option. If the transferee exercises the stock option after the death of the transferor, the transferor’s estate or the transferee will recognize ordinary income for federal income tax purposes.

Regulation

The Non-Employee Director Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA.

Interests of Our Directors and Officers

Each of our non-employee directors has a substantial direct interest in the approval of the Non-Employee Director Plan. None of our executive officers or other employees has any direct or indirect interest in the approval of the Non-Employee Director Plan, as no such executive officer or other employee is eligible for awards under the plan. The following table sets forth the number of shares subject to awards that may be granted under the Non-Employee Director Plan to our non-executive directors as a group.

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Name and Position	Dollar Value ($)	Number of Shares Subject to Awards
Non-Executive Director Group	(1)	400,000

_________________

(1)	Grants of restricted stock and stock options under the Non-Employee Director Plan will be of a number of shares determined by our board of directors at the time of grant. As of the date of this Information Statement, our board has approved grants of restricted stock to our non-employee directors serving on a committee of our board of a number of shares equal to $50,000 divided by the average of the last sale prices of our common stock for the five consecutive trading days ending two trading days before issuance. Those awards will be issued following effectiveness of stockholder approval of the Non-Employee Director Plan, which will be 20 calendar days following the date this Information Statement is mailed to our stockholders.

EXECUTIVE AND DIRECTOR COMPENSATION

None of our executive officers or directors who served prior to the Merger received any compensation for services rendered to us prior to the Merger. No fees of any kind, including finders, consulting or other similar fees, were paid to any of our stockholders who held shares of common stock issued prior to our initial public offering (our “initial shares”), including our executive officers and directors who served prior to the Merger, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the Merger. From our formation through the closing of the Merger, we did not grant any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors. Upon the closing of the Merger, our business became the business of Former SAE and Former SAE became our predecessor for accounting and financial reporting purposes. Accordingly, all of the following information in this section for periods prior to the Merger relates to the compensation of the executive officers of Former SAE.

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation for the principal executive officer and the two other most-highly compensated executive officers ( “named executive officers”) of Former SAE as of December 31, 2012 and December 31, 2011:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Jeff Hastings	2012	$387,929	—		$31,653	(1)	$419,582
Executive Chairman	2011	$101,999	—		$28,838	(2)	$128,837
Brian Beatty	2012	$406,499	—		$14,381	(3)	$420,880
President and CEO	2011	$302,999	—		$504	(2)	$303,503
Brent Whiteley	2012	$300,346	$509,000	(4)	$28,653	(5)	$837,999
CFO, General Counsel and Secretary	2011	$240,000	—		$3,900	(2)	$243,900

_________________

(1)	Represents Mr. Hastings’ $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.

(2)	Represents the payment of premiums on the executive’s health and life insurance policies.

(3)	Represents Mr. Beatty’s $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.

(4)	On November 26, 2012, Mr. Whiteley received 50,000 shares of restricted stock of Former SAE (the equivalent of 284,965 shares of our common stock) with a grant date fair value of $10.18 per share. All of those restricted shares were scheduled to vest on the fifth anniversary of the date of grant. The Former SAE board of directors elected to vest all such shares in full immediately prior to the Merger.

(5)	Represents Mr. Whiteley’s $1,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.

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Stock Awards

Restricted Stock

Prior to the Merger, Brent Whiteley owned 50,000 shares of restricted stock of Former SAE (the equivalent of 284,965 shares of our common stock) that were issued on November 26, 2012, pursuant to Former SAE’s 2012 Stock Compensation Plan. As issued, the restricted shares were scheduled to vest on the fifth anniversary of the date of issuance. Mr. Whiteley had the right to dividends and to vote the shares of restricted stock before they vested. The Former SAE board of directors, in its discretion, elected to accelerate vesting of all restricted shares immediately prior to the Merger, including those of Mr. Whiteley, and, upon the Merger, such shares were converted into the right to receive the merger consideration payable to holders of Former SAE common stock under the Merger Agreement.

2013 Long-Term Incentive Plan

In connection with the Merger, our stockholders approved our 2013 Long-Term Incentive Plan. The plan reserves up to 792,513 shares of our common stock for issuance in accordance with the plan’s terms, including a maximum of up to 396,256 shares that may be issued pursuant to awards of restricted stock. The purpose of the plan is to provide our employees who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in us. Our employees and employees of our subsidiaries are eligible to participate in the plan. The plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units and performance cash awards. As of the date of this Information Statement, no awards have been made under this plan.

Employment Agreements

Prior Employment Agreements

Effective as of October 1, 2012, Former SAE entered into employment agreements with Jeff Hastings, its executive chairman, Brian Beatty, its president and chief executive officer, and Brent Whiteley, its chief financial officer, general counsel, and secretary (the “Prior Employment Agreements”). Each Prior Employment Agreement was for a term of three years, subject to earlier termination in certain circumstances, with an automatic renewal for one year terms unless notice to terminate is provided at least 90 days prior to the expiration of such term. Upon consummation of the Merger, the Prior Employment Agreements were replaced by new employment agreements described below.

The Prior Employment Agreements provided for initial base salaries as follows: Jeff Hastings ($489,000), Brian Beatty ($489,000), and Brent Whiteley ($330,000). The executives were guaranteed a five percent annual salary increase and as much as a 15% salary increase if certain criteria were met. The Prior Employment Agreements provided for participation in Former SAE’s bonus plan with a guaranty of at least 50% up to 150% for Messrs. Hastings and Beatty, and 40% up to 120% for Mr. Whiteley of such executive’s highest paid monthly base salary within the calendar year. In addition, the executives each received a monthly automobile allowance.

The Prior Employment Agreements provided that, in the event of a termination of an executive’s employment by the executive without cause or upon a change of control (both as defined in the Prior Employment Agreements), upon the execution of a full and final release in favor of Former SAE, Former SAE would pay him the following no later than 15 days after his termination: (i) all accrued but unpaid base salary and vacation, (ii) a payment equal to the previous two years’ bonuses, (iii) a payment equal to 24 months of base salary, and (v) five percent of the executive’s accrued but unpaid base salary as compensation for the loss of employment benefits. The Merger was expressly excluded from the definition of a change of control under the Prior Employment Agreements.

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The Prior Employment Agreements restricted the executives from disclosing confidential information Former SAE used to compete in the marketplace for any purpose other than to advance Former SAE’s interests. At the option of Former SAE, in its sole discretion, upon payment to an executive of an amount equal to twelve months of his base salary plus 100% of his possible bonus, for one year following his termination with Former SAE, the executive would have been prohibited from directly or indirectly soliciting or accepting business from any of Former SAE’s customers (as defined in the Prior Employment Agreements), or soliciting or inducing any employee to leave Former SAE.

New Employment Agreements

Effective upon consummation of the Merger, we entered into new employment agreements with each of our named executive officers: Jeff Hastings, executive chairman; Brian Beatty, president and chief executive officer; and Brent Whiteley, chief financial officer, general counsel, and secretary. Each employment agreement is for a term of three years, subject to earlier termination in certain circumstances, with an automatic renewal for one year terms unless notice to terminate is provided at least 90 days prior to the expiration of such term.

The employment agreements provide for initial base salaries as follows: Jeff Hastings ($489,000), Brian Beatty ($489,000), and Brent Whiteley ($330,000). The executives are guaranteed a five percent annual salary increase and as much as a 15% salary increase if certain criteria are met. On August 13, 2013, in accordance with the employment agreements, the compensation committee of our board of directors confirmed that the criteria set forth in the employment agreements had been met and determined to increase the base salaries of Messrs. Hastings, Beatty and Whiteley by 10% to $537,900, $537,900 and $363,000, respectively. The employment agreements provide for participation in our 2013 Long-Term Incentive Plan and an annual cash performance bonus of at least 50% and as much as 150%, for Messrs. Hastings and Beatty, and at least 40% and as much as 120%, for Mr. Whiteley, of twelve times such executive’s highest paid monthly base salary within the calendar year. In addition, the executives each receive a monthly automobile allowance.

The employment agreements provide that, in the event of a termination of an executive’s employment by us without cause (as defined in the employment agreements) or if, within six months of a change of control (as defined in the employment agreements), the executive resigns or we do not renew his employment agreement upon its expiration, upon the execution of a full and final release in favor of us, we will pay him the following no later than 52 days after his termination (or, if in connection with a change of control, no later than six months after his termination): (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year the executive was terminated, (iii) a payment equal to the previous two years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months. In addition, all of the executive’s restricted stock will become immediately vested. The Merger was expressly excluded from the definition of a change of control under the employment agreements.

Non-disclosure agreements executed in connection with the employment agreements restrict the executives from disclosing confidential information we use to compete in the marketplace for any purpose other than to advance our interests. At our option, in our sole discretion, upon payment to an executive of an amount equal to twelve months of his base salary plus 100% of his possible bonus, for one year following his termination, the executive will not directly or indirectly solicit or accept business from any of our customers (as defined in the employment agreement), or solicit or induce any employee to leave us.

Other Employment Benefits

Former SAE’s executives participated in its other benefit plans on the same terms as its other employees. These plans included medical, dental, life insurance, and a retirement registered savings plan for which Former SAE matched up to 10% of the employee’s base salary or until the Canada Revenue Agency annual limit was reached. Our executives also participate in our other benefit plans on the same terms as our other employees. These plans are the same as the plans that were available to Former SAE’s employees prior to the Merger.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning restricted stock of Former SAE held by each named executive officer of Former SAE that had not vested as of December 31, 2012:

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Outstanding Equity Awards at Fiscal Year-End
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeff Hastings	—	—	—		—
Brian Beatty	—	—	—		—
Brent Whiteley	—	—	50,000	(1)	$509,000

_________________

(1)	Equivalent to 284,965 shares of our common stock.

Former SAE’s board of directors elected to accelerate the vesting of all shares of Former SAE’s restricted stock, including the shares listed above, effective immediately prior to the Merger.

Director Compensation

None of Former SAE’s or our directors received any compensation for services rendered as a director in 2012.

On June 24, 2013, immediately after the consummation of the Merger, our board of directors set the compensation for our non-employee directors. Each non-employee director will receive $25,000 in cash for each year of board service, payable quarterly in advance. In addition, each independent director serving on a committee will receive $50,000 in cash for each year of committee service, and the chairman of our audit committee will receive an additional $20,000 in cash for each year of service, in each case payable quarterly in advance. On June 24, 2013, our board also approved grants of restricted stock to our non-employee directors serving on a committee of our board of a number of shares equal to $50,000 divided by the average of the last sale prices of our common stock for the five consecutive trading days ending two trading days before issuance. Those awards will be issued upon effectiveness of stockholder approval of the Non-Employee Director Plan, which will be 20 calendar days following the date this Information Statement is mailed to our stockholders.

Overview of Compensation

We seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to our unique characteristics and needs within our industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. We intend to be competitive with other similarly situated companies in our industry.

The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

It is anticipated that our executives’ compensation will have three primary components — salary, cash incentive bonus and stock-based awards. We will view the three components of executive compensation as related but distinct. Although our compensation committee will review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since our compensation committee was not formed until after consummation of the Merger, we have not yet adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by our compensation committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

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Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 8, 2013 regarding the beneficial ownership of our common stock by:

•	each person known to be the beneficial owner of more than five percent of our outstanding shares of common stock;

•	each of our directors and our named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Approximate Percentage of Beneficial Ownership(2)
Directors and Executive Officers
Jeff Hastings	6,772,064	(3)	50.5%
Brian Beatty	6,772,064	(4)	50.5%
Brent Whiteley	6,772,064	(5)	50.5%
Eric S. Rosenfeld(6)	4,107,286	(7)	25.2%
David D. Sgro(6)	578,056	(8)	4.2%
Gary Dalton	––		––
Arnold Wong	––		––
Gregory R. Monahan(6)	100,433	(9)	*
All directors and executive officers as a group (11 persons)	10,232,589	(10)	61.0%
Five Percent Holders:
HighVista Strategies LLC(11)	690,000	(12)	5.1%
Polar Securities, Inc.(13)	714,700	(14)	5.3%

_________________
* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4.
(2)

The percentage of beneficial ownership is calculated based on 13,402,664 shares of common stock deemed outstanding as of October 8, 2013. Unless otherwise indicated, such amounts do not take into account the shares that would be issued to Former SAE stockholders under the Merger Agreement after the closing of the Merger based on our achieving specified earnings targets for the 2013 and/or the 2014 fiscal years, shares underlying our outstanding warrants, shares underlying the Convertible Debt Warrants that may be issued upon conversion of the Notes or shares that may be issued under the SAExploration Holdings, Inc. 2013 Long Term Incentive Plan or the Non-Employee Director Plan.

(3)	Includes 3,269,954 shares held directly by CLCH, LLC, and includes and excludes, as applicable, the shares included and excluded by Seismic Management Holdings Inc. and Brent Whiteley, as set forth in notes (4) and (5) below, as members of a “group” (as defined in Section 13(d)-3 of the Exchange Act) with CLCH, LLC. Includes (i) 390,859 shares that may be issued to the holders of Former SAE derivative securities upon their conversion or exercise over which CLCH, LLC has voting control as our nominee, and (ii) 1,629,441 shares over which CLCH, LLC was granted voting control pursuant to voting proxy agreements entered into upon the closing of the Merger. This amount excludes up to 503,070 shares of common stock that may be issued to CLCH, LLC under the Merger Agreement after the closing of the Merger based on our achieving specified earnings targets for the 2013 and/or the 2014 fiscal years. CLCH, LLC is controlled by Jeff Hastings, who became our executive chairman and a director upon consummation of the Merger. The business address for CLCH, LLC is 4721 Golden Spring Circle, Anchorage, Alaska 99507.

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(4)

Includes 1,196,846 shares held directly by Seismic Management Holdings Inc., and includes and excludes, as applicable, the shares included and excluded by CLCH, LLC and Brent Whiteley, as set forth in note (3) above and note (5) below, as members of a group with Seismic Management Holdings Inc. Excludes up to 184,131 shares of common stock that may be issued to Seismic Management Holdings Inc. under the Merger Agreement after the closing of the Merger based on our achieving specified earnings targets for the 2013 and/or the 2014 fiscal years. Seismic Management Holdings Inc. is controlled by Brian Beatty, who became our chief executive officer and president and a director upon consummation of the Merger, and his wife, Sheri L. Beatty. The business address for Seismic Management is 59 Westpoint Court SW, Calgary, AB, T3H 4M7.

(5)

Includes 284,964 shares held directly by Mr. Whiteley, and includes and excludes, as applicable, the shares included and excluded by CLCH, LLC and Seismic Management Holdings Inc. as set forth in notes (3) and (4) above, as members of a group with Mr. Whiteley. Excludes up to 43,841 shares of common stock that may be issued to Mr. Whiteley under the Merger Agreement based on our achieving specified earnings targets for the 2013 and/or the 2014 fiscal years. Mr. Whiteley became our chief financial officer, general counsel and secretary and a director upon consummation of the Merger.

(6)	The business address of this individual is 777 Third Avenue, 37th Floor, New York, New York 10017.
(7)

Includes (i) 2,314,912 shares of common stock issuable upon the exercise of insider warrants held by Mr. Rosenfeld that became exercisable upon consummation of the Merger and (ii) 600,000 shares of common stock underlying 600,000 of the Convertible Debt Warrants that may be issued upon conversion of $300,000 in Notes held by Mr. Rosenfeld, which will become convertible upon the effectiveness of stockholder approval of the Note Conversion. Mr. Rosenfeld has entered into a voting proxy agreement with CLCH, LLC, an affiliate of Jeff Hastings, and has agreed to tender all of his insider warrants and intends to tender all of his Convertible Debt Warrants in the Warrant Exchange.

(8)

Includes (i) 22,806 shares of common stock issuable upon the exercise of insider warrants held by Mr. Sgro that became exercisable upon consummation of the Merger and (ii) 400,000 shares of common stock underlying 400,000 of the Convertible Debt Warrants that may be issued upon conversion of $200,000 in Notes held by Mr. Sgro, which will become convertible upon the effectiveness of stockholder approval of the Note Conversion. Mr. Sgro has entered into a voting proxy agreement with CLCH, LLC, an affiliate of Jeff Hastings, and has agreed to tender all of his insider warrants and intends to tender all of his Convertible Debt Warrants in the Warrant Exchange.

(9)

Includes 22,807 shares of common stock issuable upon the exercise of insider warrants held by Mr. Monahan that became exercisable upon consummation of the Merger. Mr. Monahan has entered into a voting proxy agreement with CLCH, LLC, an affiliate of Jeff Hastings, and has agreed to tender all of his insider warrants in the Warrant Exchange.

(10)

Includes (i) 2,360,525 shares of common stock issuable upon the exercise of insider warrants held by Messrs. Rosenfeld, Sgro and Monahan that became exercisable upon consummation of the Merger, (ii) 1,000,000 shares of common stock underlying 1,000,000 Convertible Debt Warrants that may be issued upon conversion of $500,000 in Notes held by Messrs. Rosenfeld and Sgro, which will become convertible upon the effectiveness of stockholder approval of such conversion, (iii) 87,793 shares of common stock issuable to our executive officers upon the conversion of Former SAE derivative securities held by them, (iv) 303,066 of the shares that may be issued to the holders of Former SAE derivative securities upon their conversion or exercise that CLCH, LLC has voting control over as our nominee (which excludes the 87,793 shares issuable to our executive officers upon the conversion Former SAE derivative securities held by them), and (v) 227,250 of the shares over which CLCH, LLC was granted voting control pursuant to voting proxy agreements entered into upon the closing of the Merger (which excludes the 1,402,191 shares over which CLCH, LLC was granted voting control that are held by our directors and executive officers). This amount excludes (i) up to 742,880 shares of common stock that may be issued to CLCH, LLC, Seismic Management Holdings Inc., Mr. Whiteley and certain of our other executive officers under the Merger Agreement after the closing of the Merger based on our achieving specified earnings targets for the 2013 and/or the 2014 fiscal years and (ii) up to an additional 13,507 shares of common stock that may be issued to our executive officers after the closing of the Merger upon the achievement of such earnings targets and upon the conversion of Former SAE derivative securities held by them. Messrs. Rosenfeld, Sgro and Monahan have entered into voting proxy agreements with CLCH, LLC, an affiliate of Jeff Hastings, and have agreed to tender all of their insider warrants in the Warrant Exchange. In addition, Messrs. Rosenfeld and Sgro intend to tender all of their Convertible Debt Warrants in the Warrant Exchange.

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(11)

The reporting persons also include HighVista GP, LLC, HighVista GP Limited Partnership, HighVista I Limited Partnership, HighVista II Limited Partnership, HighVista III, Ltd., HighVista V Limited Partnership, XL Re Ltd, Brian H. Chu and Andre F. Perold. The business address of HighVista Strategies LLC, HighVista GP, LLC, HighVista GP Limited Partnership, HighVista I Limited Partnership, HighVista II Limited Partnership and HighVista V Limited Partnership is John Hancock Tower, 50th Floor, 200 Clarendon Street, Boston, MA 02116. The business address of HighVista III, Ltd. is Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies. The business address for XL Re Ltd is Brian O’Hara House, One Bermudiana Road, Hamilton HM08, Bermuda. The foregoing information and the information in note (12) below were derived from a Schedule 13G filed on February 14, 2013.

(12)

HighVista Strategies LLC, HighVista GP, LLC, HighVista GP Limited Partnership, Brian Chu and Andre F. Perold each have sole voting and dispositive power with respect to all such shares. HighVista I Limited Partnership has sole voting and dispositive power with respect to 279,781 of such shares. HighVista II Limited Partnership has sole voting and dispositive power with respect to 230,916 of such shares. HighVista III, Ltd. has sole voting and dispositive power with respect to 107,167 of such shares. HighVista V Limited Partnership has sole voting and dispositive power with respect to 21,156 of such shares. XL Re Ltd has sole voting and dispositive power with respect to 50,980 of such shares.

(13)

The reporting persons also include North Pole Capital Master Fund. The business address of the reporting persons is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4. The foregoing information and the information in note (14) below were derived from a Schedule 13G filed on February 14, 2013.

(14)	Polar Securities, Inc. and North Pole Capital Master Fund each have shared voting and dispositive power with respect to all such shares.

CHANGE OF CONTROL

We underwent a change of control on June 24, 2013. At such time, as a result of the Merger. Jeff Hastings, Brian Beatty and Brent Whiteley, the controlling stockholders of Former SAE, acquired economic ownership of approximately 35.5% of the outstanding shares of our common stock and, with the voting proxies granted to CLCH, LLC in connection with the Merger and the shares that were issued in the name of CLCH, LLC as our nominee pending conversion or exercise of certain Former SAE derivative securities, acquired the power to vote approximately 50.5% of the outstanding shares of our common stock. In addition, because Messrs. Hastings, Beatty and Whiteley control more than 50% of the voting power of our common stock, we are considered a “controlled company” for purposes of the Nasdaq listing requirements. Prior to the Merger, the holders of our initial shares owned 22% of our outstanding common stock.

APPROVAL OF NOTE CONVERSION

Background

On each of April 25, 2012, September 26, 2012 and November 21, 2012, Eric S. Rosenfeld, a member of our board of directors, one of our founding stockholders and our former chairman and chief executive officer, loaned us $100,000, and on each of March 7, 2013 and June 4, 2013, Crescendo Advisors II, LLC, an affiliate of Mr. Rosenfeld, loaned us an additional $100,000, for an aggregate of $500,000 in loans. The loans were made in order to meet our working capital needs prior to the consummation of the Merger. Each loan was evidenced by a convertible promissory Note that was payable upon consummation of the Merger. The principal balance of each Note could be converted, at the holder’s option, to warrants at a price of $0.50 per warrant. Notwithstanding the foregoing, the Notes could not be converted unless stockholder approval of the conversion had become effective, if required by the rules of Nasdaq. Immediately prior to the closing of the Merger, Crescendo Advisors II, LLC assigned both of its Notes to David Sgro, a member of our board of directors, one of our founding stockholders and our former chief financial officer and secretary, and the Notes were amended and restated solely to (i) extend the maturity date of the Notes to the 60th day after the Merger, and (ii) allow the Notes to be converted at any time after the Merger until the repayment in full of the Notes. On August 13, 2013 and October 9, 2013, we further amended and restated the Notes solely to extend the maturity date to October 22, 2013 and December 31, 2013, respectively. Conversion of the Notes remained subject to the effectiveness of stockholder approval.

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The foregoing summary describes the material features of the Notes but is not intended to be complete and is qualified in its entirety by the form of Amended and Restated Convertible Promissory Notes issued to Eric S. Rosenfeld and David D. Sgro, a copy of which is attached to this Information Statement as Annex B.

Approval of Note Conversion

Pursuant to Nasdaq Listing Rule 5635(c), approval of our stockholders is required to establish an equity compensation plan or other equity compensation arrangement pursuant to which our stock may be acquired by our directors. Nasdaq has determined that the conversion of the Notes in lieu of repayment of the Notes, and the subsequent exchange of the Convertible Debt Warrants in the Warrant Exchange, which collectively, we refer to as the Note Conversion, constitutes an equity compensation arrangement for Messrs. Rosenfeld and Sgro. Under the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, stockholder approval may be obtained, without a meeting of our stockholders, by the written consent of the stockholders representing a majority of the voting power of our outstanding shares of common stock. Accordingly, approval of the Note Conversion was achieved by written consent of the holders of 6,772,064 shares of our common stock (directly and through voting proxies), representing a majority of the shares entitled to vote, on June 24, 2013 and, as to the further amended and restated Notes, on August 19, 2013 and October 9, 2013. Stockholder approval of the Note Conversion will become effective 20 calendar days following the date this Information Statement is mailed to our stockholders.

Convertible Debt Warrants

The Convertible Debt Warrants will be identical to the public warrants sold in our initial public offering, except that the Convertible Debt Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the Messrs. Rosenfeld and Sgro or their respective affiliates. Reference is made to the disclosure in this Information Statement in the section entitled “Description of Securities – Warrants” beginning on page 18. If the Convertible Debt Warrants are exercised or exchanged for shares of common stock in the Warrant Exchange, the resulting issuances of common stock will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Messrs. Rosenfeld and Sgro intend to exchange the Convertible Debt Warrants in the Warrant Exchange, as described below.

Interests of Our Directors and Officers

Upon conversion of the Notes, Mr. Rosenfeld will receive Convertible Debt Warrants for 600,000 shares of our common stock and Mr. Sgro will receive Convertible Debt Warrants for 400,000 shares of our common stock. Consequently, Messrs. Rosenfeld and Sgro, who are our directors, have a substantial interest in the approval of the conversion of the Notes and the issuance of the Convertible Debt Warrants. The following table sets forth the benefits that will be received by our non-executive directors as a group as a result of the Note Conversion.

Name and Position	Dollar Value ($)	Number of Warrants	Number of Common Shares
Non-Executive Director Group	(1)	1,000,000	100,000	(2)

_________________

(1)	The value of the common shares received upon the exchange of warrants in the Note Conversion will be dependent upon the market value of our common stock on the date the exchange is consummated and such shares are issued.

(2)	The holders of the Notes have agreed to exchange the warrants received in the Note Conversion in the Warrant Exchange, pursuant to which they will receive one common shares for every ten warrants exchanged.

In connection with the Merger, we agreed to use our reasonable best efforts to commence and consummate the Warrant Exchange, which will be an offer to the holders of all of our warrants providing them the right to exchange their warrants for shares of our common stock, at a ratio of ten warrants for one share of common stock. We intend to seek to consummate the Warrant Exchange as soon as practicable. Messrs. Rosenfeld and Sgro intend to exchange the Convertible Debt Warrants in the upcoming Warrant Exchange.

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DESCRIPTION OF SECURITIES

General

As of the date of this Information Statement, we are authorized to issue 55,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of October 8, 2013, 13,402,664 shares of our common stock are outstanding, held by 52 stockholders of record, and no shares of our preferred stock are outstanding. In addition, as of October 8, 2013, we had outstanding 14,000,000 warrants, held by 14 holders of record, and the Notes, which will be convertible into 1,000,000 warrants upon effectiveness of the stockholder approval of the Note Conversion. Stockholder approval of the Note Conversion was achieved by written consent of the holders of a majority of the shares of our common stock entitled to vote and will become effective 20 calendar days following the date this Information Statement is mailed to our stockholders.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by our stockholders, including the election of our board of directors. Our board of directors is divided into three classes and consists of eight directors, of whom three will serve until the annual meeting of our stockholders to be held in 2014, two will serve until the annual meeting to be held in 2015 and three will serve until the annual meeting to be held in 2016. Thereafter, each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Three of our executive officers and directors, Jeff Hastings, Brian Beatty and Brent Whiteley, have economic ownership of approximately 35.5% of the outstanding shares of our common stock. With voting proxies that have been granted to CLCH, LLC, an affiliate of Mr. Hastings, and the shares that were issued in the name of CLCH, LLC as our nominee pending conversion or exercise of certain Former SAE derivative securities, Messrs. Hastings, Beatty and Whiteley currently have the power to vote approximately 50.5% of the outstanding shares of our common stock and, accordingly, to determine the outcome of all matters submitted to our stockholders for approval, including the election of our directors.

The holders of our initial shares, as well as the holders of our warrants issued in a private placement conducted at the same time as our initial public offering, and the Convertible Debt Warrants (or underlying securities or shares issued upon the exercise or exchange of such warrants), will be entitled to registration rights pursuant to an agreement signed on June 20, 2011. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the warrants issued in the private placement and the Convertible Debt Warrants (or underlying securities or shares issued upon the exercise or exchange of such warrants) can elect to exercise these registration rights at any time. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Merger. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Merger Agreement, the Former SAE common stockholders may not sell any of the shares of our common stock that they received as a result of the Merger during the twelve month period after the closing date of the Merger and the Former SAE common stockholders entered into lock-up agreements to such effect as a condition to exchanging their shares of Former SAE common stock for the merger consideration. The certificates representing such shares were legended to such effect. Notwithstanding the foregoing, the Former SAE common stockholders will be permitted to sell their shares in private transactions or by gift, will or intestate succession, or by judicial decree, to family members or to trusts, family limited partnerships and similar entities primarily for the benefit of the stockholder or its family members. Former SAE common stockholders that are entities also may transfer the shares to the stockholders, members or partners of such entity. It is a condition to any such permitted transfer that the transferee execute an agreement stating that the transferee is receiving shares subject to the provisions of the lock-up agreement.

We entered into a registration rights agreement at the closing of the Merger with CLCH, LLC, which became an “affiliate” of ours under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), as a result of the issuance of shares of our common stock in the Merger. Notwithstanding such registration rights, the sale restriction described above will remain in effect for the balance of the one-year period after the closing date of the Merger. Under the registration rights agreement, CLCH, LLC is entitled to demand that we register the shares issued to it in the Merger under the Securities Act. CLCH, LLC can elect to exercise these registration rights at any time after the closing of the Merger. CLCH, LLC has certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of the Merger. In addition, holders of warrants issued by Former SAE also have “piggy-back” registration rights with respect to certain registration statements we file as to the shares of our common stock issuable upon exercise of such warrants.

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Other than as set forth above, our common stockholders have no liquidation, conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Preferred Stock

There are no shares of our preferred stock outstanding. Our second amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant issued in our initial public offering, which we call “public warrants,” currently entitles the registered holder to purchase one share of common stock at a price of $12.00 per share at any time. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective by the six-month anniversary of the consummation of the Merger, or December 24, 2013, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. Public warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. The public warrants will expire three years from the date of consummation of the Merger, or June 24, 2016, at 5:00 p.m., New York City time.

We also issued warrants in a private placement conducted at the same time as our initial public offering, which we refer to as the “insider warrants.” The insider warrants, along with the Convertible Debt Warrants, are identical to the public warrants sold in our initial public offering except that such warrants are exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and are not redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the public warrants, and any insider warrants or Convertible Debt Warrants that are no longer held by the initial purchasers or their affiliates, for redemption , in whole and not in part, at a price of $0.01 per warrant:

•	at any time while such warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each such warrant holder;

•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $15.00 per share for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to such warrant holders; and

•

if, and only if, there is a current registration statement in effect for the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

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The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the insider warrants and the warrants issued to EarlyBirdCapital, Inc., the representative of the underwriters for our initial public offering, and its designees) in order to make any change that adversely affects the interests of the registered holders.

In connection with the closing of the Merger, we entered into an amendment to the warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent, which amended the warrants to (i) increase the exercise price of the warrants from $7.50 to $12.00 per share of our common stock and (ii) increase the redemption price of the warrants from $12.50 to $15.00 per share of our common stock.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

In connection with the Merger, we agreed to offer the holders of our warrants the right to exchange their warrants for shares of our common stock, at a ratio of ten warrants for one share of our common stock. We will seek to consummate the Warrant Exchange as soon as practicable. Holders of the warrants tendered for exchange will not have to pay any of the exercise price for the warrants in order to receive common stock in the exchange. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of a share of our common stock on the Nasdaq Global Market on the last trading day of the offer period of the Warrant Exchange. The holders of the insider warrants, including Messrs. Rosenfeld and Sgro, certain of our other initial stockholders and EarlyBirdCapital, Inc., the representative of the underwriters of our initial public offering, have agreed to participate in the Warrant Exchange with respect to the warrants held or to be held by them. They hold an aggregate of 7,100,000 warrants and will receive 710,000 shares of our common stock in the Warrant Exchange. In addition, Messrs. Rosenfeld and Sgro intend to exchange the 1,000,000 of Convertible Debt Warrants in the Warrant Exchange and will receive 100,000 shares of our common stock.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents us, under certain circumstances, from engaging in a “business transaction” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business transaction” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded common stock; or

•	on or subsequent to the date of the transaction, the business transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

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OTHER INFORMATION

Stockholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to our board of directors or committee chairperson in care of SAExploration Holdings, Inc., 3333 8th Street SE, 3rd Floor, Calgary, Alberta, T2G 3A4. Each communication will be forwarded, depending on the subject matter, to our board of directors, the appropriate committee chairperson or all non-management directors.

Other Business

Our board of directors knows of no other matters other than those described in this Information Statement that have been approved or considered by less than unanimous written consent of the holders of our common stock.

Delivery of Documents to Stockholders

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy this Information Statement. Upon written or oral request, we will deliver a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of this Information Statement may likewise request that we deliver single copies of annual reports, information statements and proxy statements in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 3333 8th Street SE, 3rd Floor, Calgary, Alberta, T2G 3A4, Attn: Investor Relations, or (403) 776-1950.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including certain SEC filings, is also available free of charge through the Investor Relations section of our website, located at http://www.saexploration.com. However, the information on our website is not a part of this Information Statement.

If you would like additional copies of this document or if you have questions about the stockholder actions described in this Information Statement, you should contact us via phone or in writing:

SAExploration Holdings, Inc.
3333 8th Street SE, 3rd Floor
Calgary, Alberta T2G 3A4
Attn: Investor Relations
Tel. (403) 776-1950

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ANNEX A

SAEXPLORATION HOLDINGS, INC.
2013 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

(As Adopted Effective ________, 2013)

1.                  PURPOSE. The SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan (the “Plan”) is intended (a) to provide incentives that will attract, retain, and motivate highly competent persons as non-employee directors of SAExploration Holdings, Inc. (the “Company”), and (b) to assist in aligning the interests of the Company’s non-employee directors with those of its other stockholders, by providing non-employee directors with awards of, and opportunities to acquire, shares of the Common Stock, par value $0.0001 per share, of the Company (“Common Stock”).

2.                  ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the “Board”) or a committee appointed by the Board consisting of at least two non-employee members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any award granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.                  PARTICIPANTS. Each member of the Board who is not a current employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) shall be eligible to participate in the Plan.

4.                  TYPES OF BENEFITS. The Board may grant Stock Options (as defined in Section 6) or Restricted Stock (as defined in Section 7) under the Plan. Such awards may be evidenced by, and conditioned upon the execution by the Non-Employee Directors of, agreements (which need not be identical) in such forms as the Board may from time to time approve (“Award Agreements”); provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail.

5.                  COMMON STOCK AVAILABLE UNDER THE PLAN.

(a)               Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 8 hereof, the maximum number of shares of Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 400,000 shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Stock Option granted under the Plan that is forfeited, is cancelled, or expires, and any shares of Common Stock attributable to an Unvested Restricted Stock Award (as defined in Section 7(c) hereof) that are forfeited, shall be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(b)              If any Stock Option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, the number of shares of Common Stock issued inclusive of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

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6.                  STOCK OPTIONS.

(a)               GRANT. The Board shall have the authority to grant options to purchase shares of Common Stock in accordance with the Plan (“Stock Options”), which may be granted alone or in addition to other awards granted under the Plan. Stock Options are not intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any Non-Employee Director granted Stock Options pursuant to the Plan may elect to decline such Stock Options.

(b)              NUMBER OF SHARES. The Board shall specify the number of shares of Common Stock subject to any Stock Option. Except as otherwise provided in the Award Agreement, the number of shares of Common Stock subject to any Stock Option shall be adjusted in accordance with Section 8.

(c)               EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined in Section 12 hereof) of a share of Common Stock on the date of grant (subject to any adjustments made in accordance with Section 8 hereof).

(d)              PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), or by the withholding of shares of Common Stock for which a Stock Option is exercisable (to be valued at their Fair Market Value on the date of exercise), or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

(e)               EXERCISE PERIOD.

(i)                 GENERAL. Stock Options shall become exercisable, as to all or any installment of the shares of Common Stock subject to the Stock Option, at such time or times, and subject to such terms and conditions, as shall be determined by the Board. Except as otherwise provided in the Award Agreement, each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan.

(ii)               TERMINATION OF DIRECTORSHIP. Except as otherwise provided in the Award Agreement, if a Non-Employee Director’s service as a director of the Company is terminated, any Stock Option previously granted to such Non-Employee Director shall, to the extent then exercisable but not theretofore exercised, terminate and become null and void; provided, however, that, if the service of a Non-Employee Director holding an outstanding Stock Option is terminated by reason of (A) such a Non-Employee Director’s disability (as defined in Section 22(e)(3) of the Code) or death, or (B) the failure of such Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, such Stock Option shall remain exercisable at any time up to and including three months after the date of such termination of service, and up to and including one year after the date of termination of service in the case of termination by reason of disability or death, but in no event shall such Stock Option remain exercisable after the tenth anniversary of the date of grant.

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(iii)             EXTENSION OF TERM. Except as otherwise provided in the Award Agreement, the term of exercise of any outstanding Stock Option held by a former Non-Employee Director whose service as a director terminated on account of disability (as defined in Section 22(e)(3) of the Code) or on account of the failure of such former Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, and that have a remaining term of less than one year on the date of such Non-Employee Director’s death shall automatically be extended to the earlier of the first anniversary of the date of death or the tenth anniversary of the date of grant.

7.                  RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

(a)               The Board shall have the authority to grant shares of Common Stock in accordance with the Plan (“Restricted Stock”), which may be granted alone or in addition to other awards granted under the Plan.

(b)              Each award of Restricted Stock may or may not be subject to forfeiture or other conditions and restrictions not inconsistent with the Plan. Except as otherwise provided in the Award Agreement, grants of Restricted Stock will not be subject to any conditions or restrictions. If an award of Restricted Stock is subject to forfeiture or other conditions or restrictions, vesting shall occur and such conditions or restrictions shall lapse, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. The satisfaction of any vesting may be waived in the case of the Participant’s death or disability. The Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such shares, including any conditions or restrictions not constituting a substantial risk of forfeiture under Section 83 of the Code, are satisfied or have lapsed, and the Non-Employee Director shall execute in favor of the Company a blank stock power with respect to such shares of Restricted Stock. Alternatively or additionally, the Company may cause such Restricted Stock to bear an appropriate legend indicating their nontransferability, forfeitability, and any additional restrictions placed on them. Restricted Stock Awards whose shares are subject to forfeiture under this Section 7(b) shall be referred to in this Plan as “Unvested Restricted Stock Awards.”

(c)               The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. Except as otherwise provided in the Award Agreement, if an award of Restricted Stock is subject to any conditions or restrictions, any dividends or other distributions paid on Restricted Stock will be accumulated and paid when such Restricted Stock vests. Any such dividends shall be subject to the same conditions and restrictions, including forfeiture conditions, as the Restricted Stock to which they relate.

8.                  ADJUSTMENT PROVISIONS – CHANGE IN CONTROL.

(a)               If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Restricted Stock Award (including any Unvested Restricted Stock Award) such that each such Stock Option and Restricted Stock Award shall thereafter be exercisable or vested and deliverable for such property as would have been received in respect of the Common Stock subject to such Stock Option and Restricted Stock Award had such Stock Option and Restricted Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director’s rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Option and Restricted Stock Awards (including Unvested Restricted Stock Awards), and the exercise price applicable to outstanding Stock Options.

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(b)              Notwithstanding any other provision of the Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all shares attributable to Unvested Restricted Stock Awards shall immediately become vested, as the case may be. For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the securities of the Company that vote generally in the election of directors then outstanding (“Voting Securities”);

(ii)               during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)             the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)               The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

9.                  NONTRANSFERABILITY. Neither any Stock Option nor any Shares of Common Stock attributable to an Unvested Restricted Stock Award shall be transferable and Stock Options shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, a Stock Option may be transferred by the Non-Employee Director’s will or by the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option may permit the transferability of any such Stock Option by any Non-Employee Director solely to the Non-Employee Director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option.

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10.              OTHER PROVISIONS. Any award under the Plan may be subject to such other provisions (whether or not applicable to an award granted to any other Non-Employee Director) as the Board determines appropriate.

11.              ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or (b) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan unless such delivery would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

12.              FAIR MARKET VALUE. For purposes of this Plan, Fair Market Value means (a) during such time as the Common Stock is listed on the Nasdaq Stock Market or any other exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the next preceding day on which there was a sale of such Common Stock, or (b) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

13.              TENURE. A Non-Employee Director’s right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

14.              NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.              AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Unvested Restricted Stock Award without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

16.              GOVERNING LAW. This Plan, any Restricted Stock Award and any Stock Option granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

17.              EFFECTIVE DATE AND TERM OF THE PLAN.

(a)               The Plan was adopted by the Board on August 13, 2013, and shall become effective only if the Plan is approved by written consent of a majority of the stockholders of the Company on the date that is 20 days after mailing of an Information Statement to the remaining stockholders providing notice of such approval. If the Plan is not approved by a written consent of the majority of the Company’s stockholders, the Plan shall be of no force or effect.

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(b)              Unless early terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted. The Plan shall remain in existence with respect to outstanding Stock Options and Restricted Stock Awards as long as any Stock Option, Restricted Stock Award, or share of Common Stock attributable to a Stock Option or Restricted Stock Award remains outstanding and subject to any requirement of the Plan.

18.              SECTION 409A. Awards under this Plan must, by the Plan’s terms, be structured, and shall be administered, in such a way that they are exempt from the application of the requirements of Section 409A of the Code.

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ANNEX B

THIRD AMENDED AND RESTATED PROMISSORY NOTE

$100,000.00	As of __________, 20__

SAExploration Holdings, Inc. (“Maker”), formerly known as Trio Merger Corp., promises to pay to the order of __________ (“Payee”) the principal sum of One Hundred Thousand Dollars and No Cents ($100,000.00) in lawful money of the United States of America, on the terms and conditions described below. This Note supersedes and replaces the Second Amended and Restated Promissory Note in the same principal amount made by Maker to Payee on August 13, 2013.

1. Principal. The principal balance of this Note shall be repayable on December 31, 2013.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

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(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Conversion. Prior to payment in full of the principal balance of, and all other sums payable with regard to, this Note, the Holder shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Holder, into warrants (“Warrants”) of the Maker at a price of $0.50 per Warrant; provided, however, that the Holder shall be permitted to convert this Note only if the stockholders of the Maker have approved the issuance of the Warrants to the Holder if such approval is necessary under applicable rules. The Warrants will be identical to the “insider warrants” (as such term is defined in the Maker’s final prospectus for its initial public offering, dated June 21, 2011). As promptly after notice by Holder to Maker to convert the principal balance of this Note as is reasonably practicable and after Holder’s surrender of this Note, but no more than three (3) business days after the later of such notice and surrender of this Note, Maker shall have issued and delivered to Holder, without any charge to Holder, a certificate or certificates (issued in the name(s) requested by Holder) for the number of Warrants of Maker issuable upon the conversion of this Note.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

SAExploration Holdings, Inc.

3333 8th Street SE, 3rd Floor

Calgary Alberta, T2G 3A4

If to Payee:

_______________________

777 Third Avenue, 37th Floor

New York, New York 10017

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Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Third Amended and Restated Promissory Note to be duly executed by its Chief Financial Officer as of the 9th day of October, 2013.

SAEXPLORATION HOLDINGS, INC.

By:
Name: Brent Whiteley
Title: Chief Financial Officer

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